Exhibit 99.1

Arkados Group, Inc. Reports Strong Fiscal 2016 Results

Revenues up 286% Year-Over-Year, Reflecting Rising Demand for Industrial Internet of Things Solutions

NEWARK, N.J., October 4, 2016 — Arkados Group, Inc. (OTCQB: AKDS), a global provider of scalable and interoperable Internet of Things (IoT) solutions focused on industrial automation and energy management, today comments on the Company’s consolidated financial and operational results for the fiscal year ended May 31, 2016.

Financial Highlights for the Year Ended May 31, 2016:

-	Revenues increased to $1.87 million, up $1.39 million or 286% from $484,262 reported in fiscal 2015, due to growth in both its technology and service customer segments;

-	Software segment revenues came in at $730,249, up 81% over the last fiscal year due to growing volumes in our smart factory and smart building products;

-	Energy Conservation Services segment contributed $1.14 million to revenues, up $1.06 million from $80,410 in fiscal 2015, demonstrating a strong ramp-up in this business segment since inception; and

-	Shareholder equity increased by approximately $1.7 million this year over fiscal 2015 and by approximately $7.7 million since new management took over in 2013.

“We are extremely pleased with our achievements made in fiscal 2016.” said Terrence DeFranco, Arkados’ Chief Executive Officer. “This year marks a turning point for the company as we have experienced growth across all sectors of our business.”

“We have successfully grown our business from zero sales in 2014, to where we are today,” adds DeFranco. “Our goal is to continue to grow revenues by focusing efforts on bringing value to our customers through innovation and cost savings. In turn, our shareholders benefit from the attractive margins associated with our products and services.”

“FY2017 will be an exciting year in our evolution as we introduce new products, acquire new customers, scale our operations and ultimately drive more value to our shareholders,” concludes DeFranco. “As a solutions provider on the forefront of the Industrial Internet of Things revolution, opportunities abound and our team is poised to execute our business strategy and make Arkados a significant player in this exploding market.”

For more information on Arkados' financial and operational performance for the fiscal year ended May 31, 2016 and to view the Annual Report on Form 10-K filed with the Securities and Exchange Commission, click here.

About Arkados Group, Inc.

Arkados Group, Inc., through its subsidiaries, is a global provider of scalable and interoperable IoT solutions focused on industrial automation and energy management. Our business focuses on software development and system integration, and developing unique, cutting-edge solutions on our Arktic software platform that enable machine to machine communications with specific applications for energy efficiency, predictive maintenance and other solutions that reduce costs and improve returns on investment for our customers.

Arkados® is a registered trademark of Arkados Group, Inc. For more information about Arkados, please visit us at http://www.arkadosgroup.com, and follow us on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, insufficient working capital, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Investor Relations

investors@arkadosgroup.com